Exhibit 23-a





                       CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) of SBC Communications Inc. pertaining to the registration of 38,000,000 shares of its common stock of our reports (a) dated February 20, 1998, with respect to the consolidated financial statements and schedules of SBC Communications Inc. included in or incorporated by reference in its Annual Report (Form 10-K) and (b) dated June 19, 1998, with respect to the financial statements and supplemental schedules of the SBC Savings Plan, the SBC Savings and Security Plan, the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees, and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees included in each Plan's Annual Report (Form 11-K), all for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                          ERNST & YOUNG LLP


San Antonio, Texas
October 21, 1998